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                                                                      EXHIBIT 11

                   RAMSAY HEALTH CARE, INC. AND SUBSIDIARIES
                      COMPUTATION OF NET INCOME PER SHARE


                                                                         YEAR ENDED JUNE 30
                                                              --------------------------------------
                                                              1994              1993            1992
                                                              ----              ----            ----
PRIMARY
   Weighted average common shares outstanding . . .         7,738,422        7,841,818         7,774,228
   Class A convertible preferred stock  . . . . . .            22,910           22,910            55,286
   Class B convertible preferred stock, Series C  .         1,424,860              ---               ---
   Net effect of dilutive stock options and warrants--
     based on the treasury stock method using
     average market price . . . . . . . . . . . . .           454,911           67,455            56,474
                                                         ------------     ------------     -------------
          Total . . . . . . . . . . . . . . . . . .         9,641,103        7,932,183         7,885,988
                                                         ============     ============     =============
   Income (loss) before extraordinary items and
      cumulative effect . . . . . . . . . . . . . .      $  1,477,000     $ (2,333,000)    $   5,347,000
   Extraordinary items  . . . . . . . . . . . . . .          (155,000)      (1,580,000)          587,000
   Cumulative effect  . . . . . . . . . . . . . . .               ---        2,353,000               ---
                                                         ------------     ------------     -------------
   Net income (loss)  . . . . . . . . . . . . . . .      $  1,322,000     $ (1,560,000)    $   5,934,000
                                                         ============     ============     =============

   Per Share amounts:
     Income (loss) before extraordinary items and
        cumulative effect . . . . . . . . . . . . .      $       0.15           $(0.29)    $        0.68
     Extraordinary items  . . . . . . . . . . . . .             (0.01)           (0.20)             0.07
     Cumulative effect  . . . . . . . . . . . . . .               ---             0.29               ---
                                                         ------------     ------------     -------------
     Net income (loss)  . . . . . . . . . . . . . .      $       0.14     $      (0.20)    $        0.75
                                                         ============     ============     =============

FULLY DILUTED
   Weighted average common shares outstanding . . .         7,738,422        7,841,818         8,045,674
   Class A convertible preferred stock  . . . . . .            22,910           22,910            22,910
   Class B convertible preferred stock, Series C  .         1,424,860              ---               ---
   Net effect of dilutive stock options and warrants--
     based on the treasury stock method using the
     year-end market price, if higher than average
     market price . . . . . . . . . . . . . . . . .           492,793           67,455            90,780
                                                         ------------     ------------     -------------
        Total . . . . . . . . . . . . . . . . . . .         9,678,985        7,932,183         8,159,364
                                                         ============     ============     =============

   Income (loss) before extraordinary items and
      cumulative effect . . . . . . . . . . . . . .      $  1,477,000     $ (2,333,000)    $   5,347,000
   Extraordinary items  . . . . . . . . . . . . . .          (155,000)      (1,580,000)          587,000
   Cumulative effect  . . . . . . . . . . . . . . .               ---        2,353,000               ---
                                                         ------------     ------------     -------------
   Net income (loss)  . . . . . . . . . . . . . . .      $  1,322,000     $ (1,560,000)    $   5,934,000
                                                         ============     ============     =============

   Per share amounts:
     Income (loss) before extraordinary items
       and cumulative effect  . . . . . . . . . . .      $       0.15     $      (0.29)    $        0.66
     Extraordinary items  . . . . . . . . . . . . .             (0.01)           (0.20)             0.07
     Cumulative effect  . . . . . . . . . . . . . .               ---             0.29               ---
                                                         ------------     ------------     -------------
     Net income (loss)  . . . . . . . . . . . . . .      $       0.14     $      (0.20)    $        0.73
                                                         ============     ============     =============
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